                                                                    EXHIBIT 99.3

                                 STAPLES, INC.
                                     PROXY

      PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON            ,
                                      1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY

    The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Stemberg, John J. Mahoney and Peter M. Schwarzenbach, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special
Meeting of Stockholders of the Company to be held at         on            ,
1996 at     a.m., local time, and at any adjournment thereof.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To consider and vote upon a proposal to approve the issuance of shares of Common Stock, par value $.0006 per share, of the Company (the "Staples Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 4, 1996 among the Company, Marlin Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and Office Depot, Inc., a Delaware corporation ("Office Depot"), pursuant to which, among other things, (a) Sub will be merged with and into Office Depot, which will be the surviving corporation, and Office Depot will become a wholly-owed subsidiary of the Company and (b) each outstanding share of Common Stock, par value $.01 per share, of Office Depot will be converted into the right to receive 1.14 shares of Staples Common Stock (together with an appropriate number of preferred stock purchase rights attached thereto).

                       / / FOR       / / AGAINST       / / ABSTAIN

2. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation changing the name of the Company to "Staples/Office Depot, Inc."

                       / / FOR       / / AGAINST       / / ABSTAIN

3. To consider and vote upon a proposal to approve an amendment to the Company's 1992 Equity Incentive Plan increasing the number of shares issuable thereunder from 21,600,000 to 39,000,000.

                       / / FOR       / / AGAINST       / / ABSTAIN

                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          HEREON. WHEN SHARES ARE HELD BY JOINT
                                          OWNERS, BOTH SHOULD SIGN. WHEN SIGNING
                                          AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                          TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE
                                          AS SUCH. IF A CORPORATION OR A
                                          PARTNERSHIP, PLEASE SIGN BY
                                          AUTHORIZING PERSON.
                                          Signature:____________________________
                                          Date:_________________________________
                                          Signature:____________________________
                                          Date:_________________________________